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                                  Exhibit 99.1

                     FARMERS NATIONAL BANC CORP. PROXY CARD

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                          FARMERS NATIONAL BANC CORP.

                   PROXY CARD-SPECIAL MEETING OF SHAREHOLDERS

The undersigned hereby constitutes and appoints William D. Calhoun, Ronald V. Wertz and David W. Yeany or any one of them, as proxies, each with full power of substitution, to vote in the manner specified below the number of shares of common stock of Farmers National Banc Corp. ("Farmers") which the undersigned would be entitled to vote if personally present at the special meeting of shareholders of Farmers to be held at Colonial Catering, 429 Lisbon Street Canfield, Ohio 44406, on November 9, 2000, at 10:00 a.m., local time, and at any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Joint Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, both dated September 15, 2000.

1. To approve the Agreement and Plan of Merger, dated May 26, 2000, between Security Financial Corp. ("Security") and Farmers, and the transactions contemplated therein, including the merger of Security with and into Farmers, and the conversion of each share of issued and outstanding Security common stock into the right to receive a number of shares of Farmers common stock equal to $90.00 divided by the average closing price of Farmers common stock for the thirty (30) trading days immediately preceding the day prior to the effective date of the merger, provided however, that the number of shares of Farmers exchanged for each share of Security shall not be less than 7.344 nor more than
9.937 (cash will be paid for any fractional shares), all as more fully described in the accompanying joint proxy statement/prospectus.

FOR       [ ]            AGAINST        [ ]       ABSTAIN        [ ]

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign exactly as your name appears below and return this proxy in the enclosed postage-paid envelope. When shares are held jointly, each shareholder must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. In addition, please date this proxy.

Signature:__________________________________________

Signature of other shareholder (if held jointly):____________________

Dated: __________________________, 2000

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FARMERS NATIONAL BANC CORP.
             AND MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.